Exhibit 99.6

BURLINGTON NORTHERN SANTA FE

1999 STOCK INCENTIVE PLAN

SENIOR MANAGEMENT STOCK DEFERRAL PLAN AWARD AGREEMENT

This Agreement (“Agreement”) was made and entered into this      day of April, 20     by and between Burlington Northern Santa Fe Corporation, a Delaware Corporation, (hereinafter “BNSF”) and

[NAME]

an employee of BNSF or one of its subsidiary companies (hereinafter “Employee”).

W I T N E S S E T H

BNSF has adopted the Burlington Northern Santa Fe Corporation Senior Management Stock Deferral Plan (the “SMSD Plan”) for Burlington Northern Santa Fe Corporation and Affiliated Companies. The purpose of the SMSD Plan is to permit eligible employees of Burlington Northern Santa Fe Corporation and its principal subsidiary, The Burlington Northern and Santa Fe Railway Company (collectively, the “Company”), to defer delivery of common stock of Burlington Northern Santa Fe Corporation (“Stock”) otherwise distributable to Eligible Employees (as defined in the SMSD Plan), and thereby to allow the employees to defer a portion of their stock income on a pre-tax basis.

WHEREAS, the Employee has filed a Deferral Election (the “Deferral Election”) under the SMSD Plan electing to defer the delivery of certain Stock otherwise distributable to him or her under the Burlington Northern Santa Fe 1999 Stock Incentive Plan and/or successor plans (as amended from time to time, the “SIP Plan”); and

WHEREAS, the Employee desires to perform services for BNSF and to accept said deferral of the Stock in accordance with the terms and provisions of the SMSD Plan and this Agreement;

NOW THEREFORE, BNSF hereby establishes a Deferred Account (the “Deferred Account”) for the Employee and awards the Employee # of shares Share Units (the “Share Units”) to be credited to the Deferred Account, which is equal to the number of shares of Restricted Stock that the Employee would have received under the SIP Plan on                     , 20     in the absence of the Deferral Election under the SMSD Plan.

BNSF and Employee hereby agree that the award of the Share Units credited to the Deferred Account shall be subject to the following terms, conditions and restrictions:

1. Vesting. The vesting provisions that would have been applicable to the shares of Stock in the absence of the Deferral Election shall apply to the Share Units credited to the Deferred Account as though each Share Unit represented one share of Stock.

2. Dividends. As of each dividend record date for Stock occurring on or after the date hereof, and prior to the date of distribution of shares of Stock with respect to the Share Units (or, if applicable, the date of forfeiture of the Share Units) the Participant shall receive a cash payment equal to the amount of the dividend that would be payable with respect to the number of shares of Stock equal to the number of Share Units on the dividend record date, with such payment made on the date of payment of the applicable dividend.

3. Distribution of Account. The Employee shall receive a distribution of shares of Stock equal to the number of Share Units (excluding Share Units not vested) in the Deferred Account, in accordance with the terms of the Deferral Election and subject to the terms of the SMSD Plan. Such shares may consist, either in whole or in part, of the Company’s authorized and unissued Stock or shares of the Company’s authorized and issued Stock reacquired by the Company and held in its treasury. The Employee may revise his or her election with respect to the distribution of the Deferred Account in the manner provided in the SMSD Plan.

4. Withholding. Any tax withholding due at the time of crediting of Share Units to the Deferred Account, or at the time of vesting of such Share Units, shall be payable by the Participant by check to the Company. The Employee may elect to have the withholding obligation which arises upon distribution of the Deferred Account satisfied by check or by shares of Stock, provided that if shares are used, shares from this Award may be used only to an amount equal to the Supplemental Federal Income Tax Withholding Rate as established by the Internal Revenue Code and any additional amount due must be satisfied by use of attestation of ownership of other shares.

5. Hardship Withdrawals. In the discretion of the Committee, upon a showing of hardship, the Employee may receive a distribution with respect to the Share Units prior to the date otherwise scheduled for distribution.

6. Change in Control Distributions. The Deferral Election shall be cancelled upon the occurrence of a Change in Control, and delivery of the shares may not be deferred to a date that is later than the Change in Control. For purposes hereof, the term “Change in Control” shall have the meaning set forth in the SIP Plan.

7. Designation of Beneficiary. The Employee may from time to time designate, by signing and filing with the Company a beneficiary designation form furnished by the Committee, any legal or natural person or persons (who may be designated contingently or successively) to whom his or her benefits under the SMSD Plan are to be paid if the Participant dies before receiving all of his or her benefits. If the Employee fails to designate a beneficiary in the manner provided above, or if the designated beneficiary dies before the

Employee or before complete payment of the Employee’s benefits, the benefits shall be paid to the legal representative or representatives of the estate of the last to die of the Employee and the designated beneficiary.

8. Restrictions on Share Units. Until distribution, the Share Units shall not be sold, assigned, transferred, pledged or otherwise encumbered, and the Employee shall not be treated as a stockholder with respect to the Share Units.

9. Rights to Shares. Neither the Employee nor any other person shall, by reason of the SMSD Plan, acquire any right in or title to any assets, funds or property of the Company whatsoever prior to the date shares of Stock are distributed. The Employee shall have only a contractual right to the shares and cash distributable under the SMSD Plan, unsecured by any assets of the Company or any subsidiary.

10. Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business.

11. Change in Capitalization. In the event of a change in the capitalization of BNSF due to a stock split, stock dividend, recapitalization, merger, consolidation, combination, or similar event, the number of the Share Units shall be adjusted to reflect such change the same as if each Share Unit were a share of Stock.

12. No Contract of Employment. Nothing in this Agreement or in the Plan shall confer any right to continue employment with BNSF or its subsidiaries nor restrict BNSF or its subsidiaries from termination of the employment relationship of Employee at any time.

13. No Violation of Law. Notwithstanding any other provision of this Agreement, Employee agrees that BNSF shall not be obligated to deliver any shares of Stock or make any cash payment, if counsel to BNSF determines such exercise, delivery or payment would violate any law or regulation of any governmental authority or agreement between BNSF and any national securities exchange upon which the Stock is listed.

14. Conflicts. In the event of a conflict between the terms of this Agreement and the SMSD Plan, the SMSD Plan shall be the controlling document.

15. Terms. Except as may otherwise be stated herein, the capitalized terms used herein shall have the same meaning as set forth in the SMSD Plan.

Anything herein contained to the contrary notwithstanding, this Agreement shall cease to be of any force or effect unless executed by the Employee and delivered to the Secretary of BNSF by                     , 20    . Electronic acceptance of this Agreement on or before                     , 20     shall constitute delivery to the Secretary of BNSF.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

BURLINGTON NORTHERN SANTA FE CORPORATION

Executive Vice President Law & Government Affairs and Secretary

Click Here to Accept Award Agreement

Employee